UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 8, 2019

 IBERIABANK CORPORATION
(Exact name of Registrant as Specified in Charter)

Louisiana	001-37532	72-1280718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
200 West Congress Street, Lafayette, Louisiana 70501
(Address of Principal Executive Offices)
(337) 521-4003
Registrant’s telephone number, including area code
NOT APPLICABLE
(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock (par value $1.00 per share)	IBKC	The NASDAQ Stock Market, LLC
Depositary Shares, Each Representing a 1/400th Interest in a Share of 6.625% Fixed-to-Floating Non-Cumulative Perpetual Preferred Stock, Series B	IBKCP	The NASDAQ Stock Market, LLC
Depositary Shares, Each Representing a 1/400th Interest in a Share of 6.60% Fixed-to-Floating Non-Cumulative Perpetual Preferred Stock, Series C	IBKCO	The NASDAQ Stock Market, LLC
Depositary Shares, Each Representing a 1/400th Interest in a Share of 6.100% Fixed-to-Floating Non-Cumulative Perpetual Preferred Stock, Series D	IBKCN	The NASDAQ Stock Market, LLC

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    Approval of the 2019 Stock Incentive Plan
On May 7, 2019, the shareholders of IBERIABANK Corporation (the “Company”) approved the Company’s 2019 Stock Incentive Plan (the “Plan”). The purpose of the Plan is to increase shareholder value and to advance the interests of the Company and its subsidiaries by providing officers, directors, employees, consultants and advisors with a proprietary interest in the growth and performance of the Company. The Compensation Committee of the Company’s Board of Directors (the “Board”) will generally administer the Plan, and has the authority to make awards under the Plan, including setting the terms of the awards.
The Plan provides for the issuance as equity awards under the Plan of up to 3,472,414 shares of the Company’s common stock, plus any shares subject to outstanding awards under prior plans that are subsequently canceled, expired, forfeited or otherwise not issued or are settled in cash. Awards under the Plan may be made in the form of stock options, share appreciation rights, restricted shares, restricted share units, unrestricted shares or performance units. The Plan uses a fungible share design, which means that each share issued subject to a stock option or share appreciation right counts as one share against the Plan limit, and each share issued subject to any other incentive (the full value awards) counts as 2 shares against the Plan limit. The maximum overall limit described above may be issued subject to incentive stock options.
No more than (i) 500,000 stock options and share appreciation rights and (ii) 500,000 restricted shares, restricted share units, unrestricted shares and performance units may be granted to a participant in a single year. With respect to non-management directors, the maximum number of shares subject to awards that may be granted during a single fiscal year, taken together with any cash fees paid to such non-management directors during the fiscal year, shall not exceed $400,000 in total value. This limit will not apply to the non-executive Chairman, whose compensation will be approved by the other independent directors on the Board with the non-executive Chairman abstaining.
The Plan may be amended or terminated at any time by the Board, subject to the requirement that certain amendments may not be made without shareholder approval. In addition, no amendment may materially impair an award previously granted without the consent of the recipient. Unless the Plan is terminated sooner, no awards will be made thereunder after May 7, 2029.
For further information regarding the key terms of the Plan, see the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 28, 2019. The information included herein relating to the Plan is qualified in its entirety by reference to the actual terms of the Plan, which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of the Company was held on May 7, 2019. At the Annual Meeting, the persons listed below were elected to serve as directors of the Company, each for a term of three years; the appointment by the Audit Committee of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2019 was ratified; a non-binding resolution in support of the compensation of the named executive officers was approved; and the Company's 2019 Stock Incentive Plan was approved.
The Judges of Election reported the vote of shareholders at the Annual Meeting as follows:
PROPOSAL 1: Election of Directors

NAME	FOR	WITHHELD
William H. Fenstermaker	39,904,937	4,767,459
Rick E. Maples	41,080,624	3,591,772

In addition, there were 4,988,304 broker non-votes for each nominee.

PROPOSAL 2: Ratify Appointment of Ernst & Young LLP

FOR	AGAINST	ABSTAIN
48,818,315	815,657	26,728

PROPOSAL 3: Approval of a non-binding advisory resolution to approve the compensation of named executive officers

FOR	AGAINST	ABSTAIN
41,164,576	3,194,392	313,428

In addition, there were 4,988,304 broker non-votes.
PROPOSAL 4: Approval of the Company's 2019 Stock Incentive Plan

FOR	AGAINST	ABSTAIN
41,978,987	2,593,300	100,109

In addition, there were 4,988,304 broker non-votes.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits:

10.1	IBERIABANK Corporation 2019 Stock Incentive Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

IBERIABANK CORPORATION

DATE: May 8, 2019	By:	/s/ Daryl G. Byrd
Daryl G. Byrd
President and Chief Executive Officer